Exhibit 4.2

SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT made as of this              day of                         ,              by and among A MERIQUEST TRANSPORTATION & LOGISTICS RESOURCES CORPORATION, a New Jersey corporation (the “Company”) and all other persons who have executed this Agreement (hereinafter sometimes referred to individually as a “Shareholder” and collectively as the “Shareholders”).

WITNESSETH:

WHEREAS, the Shareholders, on the date hereof, are the owners of all or substantially all of the issued and outstanding shares of common stock of the Company (collectively the “Shares”);

WHEREAS, in order to insure, in part, the harmonious and successful management and control of the Company, it is considered desirable to provide for an orderly and fair disposition of the Shares of the Company now or hereafter owned by each Shareholder.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and intending to be legally bound, the parties hereby agree as follows:

1.                                      Transfer of Shares.  No Shareholder may give, sell, pledge, bequeath, assign, encumber, transfer or otherwise dispose of any of the Shares except as otherwise expressly permitted to do so by the terms of this Agreement.  Any purported transfer of the Shares in violation of the terms of this Agreement shall be void and the Company shall not recognize or give any effect to any such transfer.

2.                                      Permitted Transfers.  Any Shareholder may at any time or times sell, transfer or otherwise dispose of any and all Shares to (a) the Company, or (b) subject to the terms and conditions of this Agreement (including without limitation, Sections 4 and 21 hereof), any “Permitted Transferee,” defined as (i) any Amtralease member or (ii) subject to the Company’s approval, any designee of an Amtralease member, any such designee being limited to affiliates of such member or companies affiliated with such member, provided in any case that such transferee agrees to be bound by all of the terms of this Agreement.

3.                                      Offers Upon Involuntary Transfers.

(a)                                 If (i) any of the Shares of a Shareholder would for any reason  (other than pledge to secure the valid debts of the Company) be transferred by operation of law (including, but not limited to, a transfer arising as a result of the divorce, bankruptcy, receivership, insolvency or similar proceeding of or with respect to a Shareholder, an assignment by a Shareholder for the benefit of creditors, the admission by a Shareholder of its inability to pay its debts when due, a merger, change in control or sale of substantially all of the assets of a Shareholder, or any judicial process, but excluding the death of a Shareholder), or (ii) a Shareholder’s ( or any of its affiliates’) membership in good standing in Amtralease terminates for any reason, such Shareholder (hereinafter a “transferring Shareholder”) shall immediately have the obligation to sell to the Company, and the Company shall have to obligation to purchase from the transferring Shareholder at a purchase price equal to the book value of the Shares (as determined by the Company’s independent accountant) measured at the time that such triggering event hereinabove described occurs.

(b)                                 The purchase price for all Shares purchased by the Company pursuant to this Section 3 shall be paid in accordance with the provisions of Section 6 hereof.

4.                                      Voluntary Transfers of Shares.

(a)                                 Except as otherwise expressly permitted elsewhere in this Agreement in connection with a transfer of Shares to the Company, a Shareholder desiring to voluntarily dispose of some or all of his, her or its Shares to a Permitted Transferee (whether or not such Permitted Transferee is a Shareholder) may do so only pursuant to receipt of a bona fide offer to purchase from such Permitted Transferee (the “Offer”) and only after compliance with the following provisions.  Such transferring Shareholder shall first give written notice to the Company of his, her or its intention to dispose of such Shares, identifying the number of Shares that such Shareholder desires to dispose of, the proposed purchase price per Share and the name of the proposed purchaser and attaching an exact copy of the Offer received by such Shareholder.

(b)                                 Upon the Company’s receipt of such notice, the transferring Shareholder shall be deemed to have offered to sell to the Company all of the Shareholder’s Shares sought to be purchased pursuant to the Offer.  The Company shall have the right, but not the obligation, upon written notice to the transferring Shareholder to be given within thirty (30) days after receipt of notice of the Offer from the transferring Shareholder, to elect to purchase all such Shares.

(c)                                  The price per share to be paid pursuant to this Section 4 shall be the per share purchase price for each Share as described in the Offer.  To the extent that the Offer contains a purchase price which is either wholly or in part made up of non-cash items, the Company, if it elects to purchase all such Shares pursuant to this Section 4, shall be permitted to substitute cash of equivalent value.

(d)                                 When exercising the right granted in Section 4(b) above, the Company must elect to purchase all Shares which the transferring Shareholder proposes to sell for the price and upon the same terms for payment of the price as are set forth in the Offer; provided, however, that if said Offer received by the transferring Shareholder shall provide for any act or action to be done or performed by the third party making such Offer at any time before or within thirty (30) days following the last day for exercise of the Company’s rights to purchase pursuant to Section 4(b) above, then the Company shall be deemed to have complied with the terms and conditions of such Offer if the Company does or performs such act or action within thirty (30) days following the last day for exercise of the Company’s right to purchase pursuant to Section 4(b) above.

(e)                                  If the Company does not elect to purchase all of the Shares which the transferring Shareholder proposes to sell pursuant to this Section 4, the transferring Shareholder may accept the Offer which the transferring Shareholder mailed with his, her or its notice to the Company pursuant to Section 4(a) above and transfer, subject to Sections 2 and 21 hereof, all,

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but not less than all, of the Shares which he, she or it proposes to sell pursuant thereto on the same terms and conditions set forth in such Offer, provided that any transferee of such Shares shall be bound by the provisions of this Agreement (including without limitation, Sections 2 and 21 hereof) as provided by Section 7 below.

(f)                                   If any such sale contemplated in Section 4(c) above is not completed within ninety (90) days after the date notice is received by the Company under Section 4(a) above, all such Shares shall again become subject to all of the restrictions and provisions of this Agreement.

5.                                      Transfers upon Death of a Shareholder.

(a)                                 Upon the death of a Shareholder who is a natural person, subject to Section 5(c) below, the Company shall have the obligation to purchase from the personal representative of the deceased Shareholder, and the personal representative of such deceased Shareholder shall the obligation to sell to the Company, all of the deceased Shareholder’s Shares.

(b)                                 The purchase price for the Shares sold and purchased pursuant to this Section 5 shall be the book value of the Shares as of the death of the deceased Shareholder (as determined by the Company’s independent accountant) and the purchase price for the Shares shall be paid in accordance with the provisions of Section 6 below.

(c)                                  In the event that (i), not later than thirty (30) days prior to the date of the Closing of the sale of the deceased Shareholder’s Shares pursuant to Section 6 below, the Company shall have received written notice from the personal representative of such deceased Shareholder stating that one or more of the deceased Shareholder’s issue, who is, but for the provisions of this Agreement, entitled to receive a bequest of some or all of the deceased Shareholder’s Shares, request(s) permission to receive such bequest of Shares and desire(s) to participate in the management of the Amtralease member in whose management the deceased Shareholder was a participant, and (ii) the Company, in its sole discretion, grants such permission by written notice to such personal representative within twenty (20) days after receipt of the personal representative’s notice described above, then neither the Company nor the personal representative shall have any obligation to purchase or sell the Shares subject to such bequest pursuant to Section 5(a) above and such issue shall be permitted to receive such bequest, provided that such issue execute(s) a written commitment to be bound by the provisions of this Agreement as provided by Section 7 below.

6.                                      Payment of Purchase Price.  All Shares purchased pursuant to Sections 3, 4, or 5 of this Agreement shall be paid for in the following manner:

(a)                                 The purchase price for any Shares purchased by the Company pursuant to Section 3 or 5 hereof shall be payable pursuant to promissory note(s) properly executed and delivered to the seller of the deceased Shareholder’s personal representative, as applicable (the “Selling Shareholder”), in one installment of principal and interest, due on the first anniversary of Closing of the sale (as provided for in Section 6(c) below), provided that the Company shall have the right at any time to prepay the purchase price, plus interest accrued from Closing, in whole or in part without penalty.  The promissory note(s) shall bear interest from the date of

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execution at the rate then required in order to avoid imputed interest recharacterization for federal income tax purposes.  If not paid in full on or before any due date, any installment due under any promissory note(s) shall bear interest at the rate per annum of the lower of (i) 2% above the interest rate in effect for payments under the promissory note(s) or (ii) the maximum lawful rate permitted by law, if any, which interest shall accrue from said date until the date of actual payment.

(b)                                 The purchase price for any Shares purchased by the Company pursuant to Section 4 hereof shall be payable in the manner provided for in such Section 4.

(c)                                  Unless another date is mutually acceptable to the Company and the Selling Shareholder, Closing shall occur (i) in the case of a purchase pursuant to Section 3 above, not later than the thirtieth (30th) day following the date of final determination of the per share purchase price, (ii) in the case of a purchase pursuant to Section 4 above, not later than the thirtieth (30th) day following the date which is the last day for exercise of the right to purchase the Shares by the Company, and (iii) in the case of a purchase pursuant to Section 5 above, 120 days following the date of the deceased Shareholder’s death.

(d)                                 As a condition to the purchase of any Shares hereunder, the Selling Shareholder shall deposit the certificates representing the Shares to be sold accompanied by executed stock powers, any transfer stamps applicable thereto, and an Assignment Separate from Certificate, if necessary, with an escrow agent mutually acceptable to the Company and the Selling Shareholder, which escrow agent shall ratably release Shares to the Company no less frequently than annually as the promissory note(s) are amortized.

7.                                      Agreement Binding on All Persons Interested in Shares.  Each person who now or hereafter acquires any legal or equitable interest in any Shares shall be bound by the terms of this Agreement.  No issuance or transfer of Shares shall be effective and the Company shall not enter any issuance or transfer upon the stock books of the Company or issue a certificate in the name of any person unless the Company is satisfied that such person is, and in a matter satisfactory to the Company has acknowledged being, bound by the terms of this Agreement.

8.                                      Location of Closing.  Except as otherwise expressly provided, Closing pursuant to the exercise of a right or obligation to purchase Shares pursuant to this Agreement shall be held at the principal executive offices of the Company.

9.                                      Entry of Legend Upon Stock Certificates.        The following legend shall be immediately entered on each stock certificate representing Shares owned by the Shareholders:

“Transfer of the shares of AmeriQuest Transportation & Logistics Resources Corporation represented by this certificate is restricted by the terms of that certain Shareholders’ Agreement dated as of the              day of           ,           , a copy of which is on file at the principal executive offices of the Company.”

10.                               After-Acquired Shares - Subsequent Shareholders.  The terms and conditions of this Agreement shall specifically apply, not only to Shares owned by Shareholders at the time

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of execution of this Agreement, but also to any Shares acquired by any existing Shareholder or any other Shareholder subsequent to such execution.

11.                               Notices.  Notices under this Agreement shall be in writing and spent by registered or certified mail, return receipt requested, postage paid, to the Company at its principal executive offices located at and to the Shareholders at their last address as shown on the records of the Company or at such party shall notify the others in writing.

12.                               Gender.  Pronouns used herein are to be interpreted as referring to the masculine, feminine and neuter gender.

13.                               Severability.  The various provisions of this Agreement are severable from each other and from the rest of this Agreement, and in the event that any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall be fully effective, operative and enforceable.

14.                               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, donees, successors, transferees and assigns.

15.                               Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey, without regard to conflicts of laws principles.

16.                               Entire Agreement.  This instrument contains the entire agreement of the parties and may not be changed orally but only by an agreement in writing signed by the Company and all persons owning Shares.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

18.                               Headings.  The Section headings appearing in this Agreement are for convenience only and do not modify or amend the provisions of this Agreement in any way.

19.                               Authorization.  The Company is authorized to enter into this Agreement by virtue of a resolution passed by its Board of Directors.

20.                               Joinder.  Each Shareholder who is a natural person agrees to use his or her efforts to cause his or her spouse, if any, to execute the Consent By Spouse in the form attached hereto as Exhibit A.  Each Shareholder’s undertaking contained in this Section 20 shall continue to apply, for as long as this Agreement is in effect, with respect to any current or future spouses of each Shareholder.

21.                               Ownership Limitation; Covenant of Certain Shareholders.  Notwithstanding anything contained elsewhere herein to the contrary, any purported transfer of Shares which results in a Shareholder other than Douglas Clark owning or controlling, either directly or through one or more affiliates of associates, more than 10% of the Shares shall be void and the

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Company shall not recognize or give effect to any such transfer.  Each Shareholder other than Douglas Clark hereby agrees and covenants that such Shareholder shall not at any time acquire or in any way deliberately own or control, either directly or through one or more affiliates or associates, more than 10% of the Shares.  For purposes of this Section 21, a Shareholder shall be deemed to own or control Shares owned or controlled by such Shareholder’s affiliates or associates.

22.                               Termination.  This Agreement shall terminate upon the closing of the Company’s “initial public offering,” defined as an offering to the general public by the Company of Shares effected pursuant to a registration statement filed by the Company with the United States Securities and Exchange Commission under Section 5 of the Securities Act of 1933, as amended, on Form S-1, Form SB-1, or any other form which the Company is eligible to file in connection with an offering of securities to the public generally.

23.                               Amendment.  This Agreement may be amended by the written consent of the Company and persons holding a majority of the Shares which are subject to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed these presents as of the day and year first above set forth.

AMERIQUEST TRANSPORTATION & LOGISTICS RESOURCES CORPORATION

ATTEST:

By:
, SECRETARY	, PRESIDENT

WITNESS:

, SHAREHOLDER

WITNESS:

, SHAREHOLDER

WITNESS:

, SHAREHOLDER

WITNESS:

, SHAREHOLDER

ATTEST:

By:
, SHAREHOLDER

Name:
Title:

ATTEST:

By:

Name:
Title:

ATTEST:

By:
Name:
Title:

EXHIBIT A

CONSENT BY SPOUSE

The undersigned, the husband or wife of an individual party to the preceding Shareholders’ Agreement of AmeriQuest Transportation & Logistics Resources Corporation, dated                   ,          and to which this Consent by Spouse is attached, intending to be legally bound, agrees that all of the shares of stock of Amtralease Truck Leasing Services Corporation now owned by his husband or wife, or which may be owned by such husband or wife in the future ( the “Shares”), shall be subject to the provisions of the preceding Agreement, including the provisions of Section 3 (relating to involuntary transfers), and the undersigned acknowledges that the value of any rights he or she may have in the property or estate of his or her husband or wife may be affected by theses provisions.

Without limitation to the foregoing, the undersigned hereby waives, releases and relinquishes any and all rights whatsoever that he or she may now have or hereafter acquire, under the present or future laws of any jurisdiction, to share in the Shares of his or her spouse as surviving spouse, heir-at-law or otherwise, including without limitation, inchoate interests, dower, curtesy, family allowance, the right to take in intestacy, any rights as surviving spouse to elect to take against the other’s will (whether heretofore or hereafter made) or against any conveyance made by the other party.  The undersigned further waives, releases and relinquishes any and all appreciation or increase in value of the Shares and/or income, distribution or other economic rights arising out of divorce, including any such rights that may arise under any law requiring equitable distribution of marital property or otherwise.  For purpose of any rights the undersigned may have with respect to the Shares, the undersigned agrees that the Shares shall be completely disregarded.

WITNESS:	DATE:

WITNESS:	DATE:

WITNESS:	DATE:

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AMENDMENT TO SHAREHOLDERS’ AGREEMENT

This Amendment to Shareholders’ Agreement (the “Amendment”) made this         day of                         , 2007 is accepted and approved by the undersigned, a shareholder (the “Shareholder”) in AmeriQuest Transportation & Logistics Resources Corp. (“AmeriQuest” or the “Company”).

RECITALS

WHEREAS, in connection with the Agreement and Plan of Merger dated as of October 5, 2006 (the “Merger Agreement”) among AmeriQuest, NationaLease Purchasing Corporation (“NPC”) and National Truck Leasing Association, Inc. (“NTLA”), the Company desires to make certain amendments to its Shareholders’ Agreement dated                 ,         , 2007 (the  “Shareholders’ Agreement”);

WHEREAS, an entity formerly known as “Amtralease” has ceased to exist;

WHEREAS, the Company desires to repurchase its shares based on fair market value under certain circumstances as described herein;

WHEREAS, regarding any transfer or purchase of shares by or between the Company and a Shareholder, deposit of the share certificates and additional documents with an escrow agent shall not be a condition precedent to the validity of the transfer or purchase;

WHEREAS, the Company desires to have any payment for a transfer of shares due on a closing date; and

NOW, THEREFORE, intending to be legally bound, the undersigned hereby agrees to the following:

ARTICLE I

The Shareholders’ Agreement shall be amended as follows:

Sectioin 1.1                                 Amendment to Shareholders’ Agreement.

(a)                                 Section 2 is hereby amended and restated in its entirety as follows:

“Permitted Transfers.  Any Shareholder may at any time or times sell, transfer or otherwise dispose of any and all Shares to (a) the Company, or (b) subject to the terms and conditions of this Agreement (including without limitation, Sections 4 and 21 hereof), any “Permitted Transferee,” defined as (i) any Shareholder, or (ii) subject to the Company’s approval, any designee of a Shareholder, any such designee being limited to affiliates of such Shareholder or companies affiliated with such

Shareholder, provided in any case that such transferee agrees to be bound by all of the terms of this Agreement.”

(b)                                 Section 3 is hereby amended and restated in its entirety as follows:

“Offers Upon Involuntary Transfers.

(A)                               If (i) any of the Shares of a Shareholder would for any reason (other than pledge to secure the valid debts of the Company) be transferred by operation of law (including, but not limited to, a transfer arising as a result of the divorce, bankruptcy, receivership, insolvency or similar proceeding of or with respect to a Shareholder, an assignment by a Shareholder for the benefit of creditors, the admission by a Shareholder of its inability to pay its debts when due, a merger, change in control or sale of substantially all of the assets of a Shareholder, or any judicial process, but excluding the death of a Shareholder), or (ii) a Shareholder (or any of its affiliates) breaches, or fails to fulfill its obligations under this Agreement, its Participation Agreement with the Company, or any other agreement between it and the Company (any such event in (i) or (ii) being a “Triggering Event”), such Shareholder (hereinafter, a “Transferring Shareholder”) shall immediately have the obligation to sell to the Company, and the Company shall have the obligation to purchase from the Transferring Shareholder, the Shareholder’s Shares, at a purchase price equal to the fair value of the Shares (“Fair Value of the Shares”).  For purposes of this Agreement, “Fair Value of the Shares” shall mean the per share value of the Shares as of the date of the Triggering Event as determined reasonably and in good faith by the Company’s Board of Directors.  In the event that the Fair Value of the Shares as so determined by the Board of Directors is less than $500, and the Shareholder disagrees with such determination, then the Shareholder may submit to the Company in writing within thirty (30) days its objection, identifying the amount that the Shareholder believes to be the appropriate fair value of the Shares (the “Shareholder Value”).  If the Company and the Shareholder cannot agree on the fair value of the Shares within twenty (20) days of the Company receiving the Shareholder’s written notice, then the Company shall select an independent appraiser to determine the fair value of the Shares (the “Appraised Value”), which determination shall be binding against the parties.  Each of the Company and the Shareholder shall be responsible for that portion of the appraiser’s fee in an amount proportionate to (x) the absolute value of the difference between the Appraised Value and the Fair Value of the Shares as determined by the Company or the Shareholder Value, as the case may be, divided by (y) the total difference between the Fair Value of the Shares as determined by the Company and the Shareholder Value.  The Company shall have the right to set-off, and be permitted to deduct from the purchase price payable hereunder for the purchase of any Shares, any amounts that the Transferring Shareholder may owe to the Company.

(B)                               If, after notice by the Company to a Shareholder of a Triggering Event and the Company’s intention to proceed with a transfer pursuant to this Section 3, and compliance by the Company with the requirements of Section 6 herein, a Shareholder fails to deliver his Shares to the Company prior to the time specified for Closing pursuant to Section 6, the Shareholder’s interest in the Shares shall be deemed canceled effective as of the time of Closing pursuant to Section 6, and the Company shall owe the former Shareholder the purchase price payable for the Shares, without interest.

(C)                               The purchase price for all Shares purchased by the Company pursuant to this Section 3 shall be paid in accordance with the provisions of Section 6 hereof.”

(c)                                  Section 5 is hereby amended and restated in its entirety as follows:

“Transfers upon Death of a Shareholder.

(A)                               Upon the death of a Shareholder who is a natural person, subject to Section 5(c) below, the Company shall have the obligation to purchase from the personal representative of the deceased Shareholder, and the personal representative of such deceased Shareholder shall have the obligation to sell to the Company, all of the deceased Shareholder’s Shares.

(B)                               The purchase price for the Shares sold and purchased pursuant to this Section 5 shall be the Fair Value of the Shares as defined in Section 3 above, with the Shareholder’s death being the “Triggering Event” for purposes of that definition, and the purchase price for the Shares shall be paid in accordance with the provisions of Section 6 below.  The Company shall have the right to set-off, and be permitted to deduct from the purchase price payable hereunder for the purchase of any Shares, any amounts that the deceased Shareholder may owe to the Company.

(C)                               In the event that (i) not later than thirty (30) days prior to the date of the Closing of the sale of the deceased Shareholder’s Shares pursuant to Section 6 below, the Company shall have received written notice from the personal representative of such deceased Shareholder stating that one or more of the deceased Shareholder’s issue, who is, but for the provisions of this Agreement, entitled to receive a bequest of some or all of the deceased Shareholder’s Shares, request(s) permission to receive such bequest of Shares and desire(s) to participate in the management of the Company participant-entity in whose management the deceased Shareholder was a participant, and (ii) the Company, in its sole discretion, grants such permission by written notice to such personal representative within twenty (20) days after receipt of the personal representative’s notice described above, then neither the Company nor the personal representative shall have any obligation to purchase or sell the Shares subject to such bequest pursuant to Section 5(a) above and such issue shall be permitted to receive such bequest, provided that such issue execute(s) a written commitment to be bound by the provisions of this Agreement as provided by Section 7 below.”

(d)                                 Section 6 is hereby amended and restated in its entirety as follows:

“Payment of Purchase Price.  All Shares purchased pursuant to Sections 3, 4 or 5 of this Agreement shall be paid for in the following manner:

(A)                               The purchase price for any Shares purchased by the Company pursuant to Section 3 or 5 hereof shall be paid in cash to the Transferring Shareholder or the deceased Shareholder’s personal representative, as applicable, (the “Selling Shareholder”) on the date of the closing of the sale (the “Closing”), as provided for in Section 6(c) below.

(B)                               The purchase price for any Shares purchased by the Company pursuant to Section 4 hereof shall be payable in the manner provided for in such Section 4.

(C)                               Unless another date is mutually acceptable to the Company and the Selling Shareholder, Closing shall occur (i) in the case of a purchase pursuant to Section 3 above, not later than the thirtieth (30th) day following the date of final determination of the per-share purchase price, (ii) in the case of a purchase pursuant to Section 4 above, not later than the thirtieth (30th) day following the date which is the last day for exercise of the right to purchase the Shares by the Company, and (iii) in the case of a purchase pursuant to Section 5 above, 120 days following the date of the deceased Shareholder’s death.

(D)                               Prior to Closing, the Selling Shareholder shall deposit the certificates representing the Shares to be sold accompanied by executed stock powers, any transfer stamps applicable thereto, and an Assignment Separate from Certificate, if necessary, (collectively, the “Transfer Documents”) with an escrow agent mutually acceptable to the Company and the Selling Shareholder, which escrow agent shall release the Shares to the Company at Closing.  Notwithstanding the above language, the Selling Shareholder’s deposit of the Transfer Documents pursuant to this Section shall not be a condition precedent to the purchase or transfer of the Shares, and a Selling Shareholder’s failure to deposit the Transfer Documents pursuant to this Section shall not affect the validity or enforceability of any Share purchase, transfer or Closing.”

(e)                                  Section 16 is hereby amended and restated in its entirety as follows:

“Entire Agreement.  This instrument contains the entire agreement of the parties concerning the subject-matter hereof.”

(f)                                   Exhibit A is hereby amended and restated in its entirety as follows:

“EXHIBIT A

CONSENT BY SPOUSE

The undersigned, the husband or wife of an individual party to the preceding Amended and Restated Shareholders’ Agreement dated                   ,         , 2007 (the “Agreement”) of AmeriQuest Transportation and Logistics Resources Corporation (the “Company”), and to which this Consent by Spouse is attached, intending to be legally bound, agrees that all of the shares of stock of the Company now owned by his husband or wife, or which may be owned by such husband or wife in the future (the “Shares”), shall be subject to the provisions of the Agreement, including the provisions of Section 3 (relating to involuntary transfers ), and the undersigned acknowledges that the value of any rights he or she may have in the property or estate of his or her husband or wife may be affected by theses provisions.

Without limitation to the foregoing, the undersigned hereby waives, releases and relinquishes any and all rights whatsoever that he or she may now have or hereafter acquire, under the present or future laws of any jurisdiction, to share in the Shares of his or her spouse as surviving spouse, heir-at-law or otherwise, including without limitation, inchoate interests, dower, curtesy, family allowance, the right to take in intestacy, any rights as surviving spouse to elect to take against the other’s will (whether heretofore or hereafter made) or against any conveyance made by the other party.  The undersigned further waives, releases and relinquishes any and all appreciation or increase in value of the Shares and/or income, distribution or other economic rights arising out of divorce, including any such rights that may arise under any law requiring equitable distribution of marital property or otherwise.  For purpose of any rights the undersigned may have with respect to the Shares, the undersigned agrees that the Shares shall be completely disregarded.”

ARTICLE II

MISCELLANEOUS

Sectioin 2.1                                 Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Amendment by any party, that this Amendment shall be specifically enforceable, and that any breach or threatened breach of this Amendment shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

Sectioin 2.2                                 Captions.  The captions, headings and arrangements used in this Amendment are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

Sectioin 2.3                                 Notices.  All notices, requests, consents and other communications required or permitted to be given under this Amendment shall be in writing and shall be deemed effectively given upon delivery if delivered in person, or five (5) days (or earlier if received) after deposit with a nationally recognized overnight courier or first class or registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address indicated for such party on the signature page to this Amendment or at such address as such party may designate on ten (10) days’ advance written notice to the other parties.  A facsimile notice shall be deemed effectively given at the time of confirmed transmission only if confirmed by one of the previously described forms of delivery.

Sectioin 2.4                                 Amendments and Waivers.  The observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only in a writing signed by the Company and the Shareholders.

Sectioin 2.5                                 Severability.  The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provisions of this Amendment, which shall remain in full force and effect.  If any of the covenants or provisions of this Amendment are determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated by this Amendment.

Sectioin 2.6                                 Binding Effect.  In addition to any restriction or transfer that may be imposed by any other agreement by which any party hereto may be bound, this Amendment shall be binding upon the parties, their respective heirs, successors and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become parties hereto.

Sectioin 2.7                                 Interpretation.  Unless the context otherwise requires, all capitalized terms used herein shall have the meaning ascribed to them in the Merger Agreement.

Sectioin 2.8                                 Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles thereof.

Sectioin 2.9                                 Entire Agreement.  This Amendment is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof.

Sectioin 2.10                          Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Sectioin 2.11                          Effectiveness.  This Amendment shall become effective in accordance with the terms of the Shareholders’ Agreement; provided, that Sections 1.1(b), (c) and (d) hereof shall not be effective unless and until the Effective Time (as defined in the Merger Agreement).

IN WITNESS WHEREOF, each of the undersigned has duly executed or has caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above set forth.

ATTEST:	AMERIQUEST TRANSPORTATION & LOGISTICS RESOURCES CORPORATION

By:
, SECRETARY	DOUGLAS CLARK, PRESIDENT

ATTEST:

, SECRETARY	, SHAREHOLDER

Name:

Title: